Exhibit 99.1

HeartCore Completes Acquisition of Sigmaways

NEW YORK, NY and TOKYO, JAPAN – February 7, 2023 – HeartCore Enterprises, Inc. (“HeartCore” or the “Company”), a leading software development company, has completed the previously announced agreement to acquire a 51% majority stake in privately-held Sigmaways, Inc. (“Sigmaways”), a software engineering service provider delivering IT solutions.

With a number of blue-chip, U.S. based clients and affiliates, Sigmaways augments HeartCore’s existing customer base, and also adds incremental software engineering capabilities such as Big Data & Cloud services, API Management, and Microservices architecture, and more. Moreover, the acquisition expands HeartCore’s operational footprint into the U.S. and will reduce its development costs across all existing operating verticals.

Acquisition Summary and Rationale

●	Sigmaways increased revenue by approximately 48% to $12.9 million (unaudited) in FY 2022, compared to $8.7 million (unaudited) in FY 2021
●	Expands HeartCore’s operational footprint into the U.S. and adds significant revenue to its top line
●	Provides complementary cross-sell and upsell opportunities for both companies
●	Reduces production costs, transitioning from outsourcing to leveraging Sigmaways’ team
●	Shared corporate philosophy of putting the customers first

“The majority stake acquisition of Sigmaways marks an inflection point in HeartCore’s history,” said Company CEO Sumitaka Yamamoto. “We intend to capitalize on the myriad of synergies between our two organizations, as the number of opportunities to cross-sell and upsell our software solutions among our joint robust slate of customers remain vast. More specifically, Sigmaways’ high-quality of work and sticky business model of multi-year contracts to develop their clients’ IT, has resulted in deals with existing, highly regarded customers such as MasterCard, Live Nation, Ikea, and more; we remain keen on selling our Content Management System and Digital Transformation software to their clients. All in all, I am very pleased with the acquisition of a healthy and growing company that has increased year-over-year revenue by approximately 48% to $12.9 million and look forward to the value this will generate for both organizations.”

In connection with closing of the acquisition, the Company agreed to acquire from Prakash Sadasivam, founder of Sigmaways, 229,500 shares or 51% of Sigmaways outstanding stock. In exchange, HeartCore issued to Mr. Sadasivam, 2,000,000 shares of its common stock, $1,000,000 in cash, and a common stock purchase warrant to acquire 1,900,000 shares of the Company’s common stock. Additionally, two persons designated by HeartCore have been named to Sigmaways’ Board of Directors while Mr. Sadasivam has been added to HeartCore’s Board of Directors and now serves as the Company’s Chief Strategy Officer.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860